AMENDMENT NO. 4 TO MANAGEMENT AGREEMENT

                                     BETWEEN

                            INTEGRAMED AMERICA, INC.

                                       AND

                  SHADY GROVE REPRODUCTIVE SCIENCE CENTER, P.C.


         THIS AMENDMENT NO. 4 TO MANAGEMENT AGREEMENT ("Amendment No. 4"), dated April 1, 2000 by and between IntegraMed America, Inc., a Delaware corporation, with its principal place of business at One Manhattanville Road, Purchase, New York 10577 ("INMD") and Shady Grove Reproductive Science Center, P.C., a Maryland professional corporation, with its principal place of business at 15001 Shady Grove Road, Suite 310, Rockville, Maryland 20850 ("PC").

                                    RECITALS:

         WHEREAS, INMD and PC are parties to a Management Agreement dated March 12, 1998, as amended (the "Management Agreement");and

         WHEREAS, INMD and PC wish to amend further the Management Agreement, in pertinent part to clarify certain financial terms and conditions;

         NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, and as contained in the Management Agreement, as amended, INMD and PC agree as follows:

         1.      Section   2.1.2  is  hereby   deleted  and  the  following  is
substituted therefor, effective April 1, 2000:

                  "2.1.2. Expenses incurred in the recruitment of additional physicians for P.C. including, but not limited to employment agency fees, travel expenses and relocation expenses; and, up to $175,000 for the first 12 months of each new physician's employment to cover such costs as a signing bonus, if any, and salary; provided, however, any such amount must be approved by the Joint Practice Management Board on a case-by-case basis; and provided, further, "additional physician" shall mean a new physician whose hiring is not to replace a physician who has left P.C. within 12 months prior to the employment of the new physician, but whose hiring increases PC's full-time equivalent ("FTE") physicians to a number greater than PC's FTE physicians for the previous 12 months;"





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         2.       Section  7.1.3  is  hereby  deleted  in its  entirety  and the following substituted therefor, effective April 1, 2000:

                  "7.1.3 during each year of this Agreement, a Base Management Fee, paid monthly, of an amount equal to six percent (6%) of the first $8.0 million of P.C.'s Revenues; five percent (5%) of P.C.'s Revenues over $8.0, but less than $12 million; and four percent (4%) of P.C's Revenues of $12 million and above."

         3. Section 7.1.4 is hereby deleted in its entirety and the following substituted therefor, effective April 1, 2000:

                  "7.1.4  during  each  year of this  Agreement,  an  Additional
                  Management Fee, paid monthly but reconciled quarterly, in accordance with the following table; and provided further the Additional Management Fee shall not exceed the applicable percent of PC's PDE for any Fiscal Year:

                  Cost of Services plus the Base
                  Management Fee as a % of Revenues    Additional Management Fee
                  ---------------------------------    -------------------------

                         Below 76%                           20% of PDE
                         76% to 81%                          17.5% of PDE
                         81% or more                         15% of PDE

            4. All other provisions of the Management Agreement, as amended, not in conflict with this Amendment No. 4 remain in full force and effect.

         IN WITNESS WHEREOF, the parties have signed this Amendment No. 4 as the date first written above.

INTEGRAMED AMERICA, INC.



By:/s/Gerardo Canet
   --------------------------
   Gerardo Canet, President



SHADY GROVE REPRODUCTIVE SCIENCE CENTER, P.C.



By:/s/Michael J. Levy, M.D.
   --------------------------------
   Michael J. Levy, M.D., President